As filed with the Securities and Exchange Commission on November 3, 2015
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OM Asset Management plc
(Exact name of registrant as specified in its charter)

England and Wales	98-1179929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5th Floor, Millennium Bridge House 2 Lambeth Hill London, United Kingdom	EC4V 4GG
(Address of principal executive offices)	(Zip Code)
+44-20-7002-7000
(Registrant’s telephone number, including area code)

Stephen H. Belgrad
Chief Financial Officer
OM Asset Management plc
c/o OMAM Inc.
200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Floyd I. Wittlin Christina E. Melendi Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 (212) 309-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Debt Securities	—	—	—	—
Ordinary Shares nominal value $0.001 per share	—	—	—	—
Total		$—	$2,000,000,000	$201,400.00
(1) There are being registered, pursuant to this registration statement, such indeterminate number of ordinary shares, nominal value $0.001 per share (the “Ordinary Shares”) and such indeterminate principal amount of debt securities as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the registration statement, with an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent thereof in foreign currencies.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Ordinary Shares being registered hereunder include such indeterminate number of additional Ordinary Shares as may be offered with respect to the Ordinary Shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount or proposed maximum aggregate offering price per unit of the securities being registered.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated November 3, 2015
PRELIMINARY PROSPECTUS

$2,000,000,000
OM ASSET MANAGEMENT PLC
DEBT SECURITIES
ORDINARY SHARES

Pursuant to a “shelf” registration statement of which this prospectus is a part, we, OM Asset Management plc, may offer and sell debt securities in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness, and/or ordinary shares. We may sell such securities from time to time together or separately in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

A selling shareholder may also offer ordinary shares from time to time in connection with this offering.

This prospectus describes the general terms of the securities and the general manner in which we and/or the selling shareholders will offer such securities. Each time we or a selling shareholder sells securities, we or the selling shareholder, as applicable, will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or the selling shareholder, as applicable, will offer the securities.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in our securities.

Our ordinary shares are listed on The New York Stock Exchange under the symbol “OMAM”.

Investing in our securities involves risks. See “Risk Factors” in any applicable prospectus supplement and as incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell securities described in this prospectus in one or more offerings and the selling shareholders may from time to time offer ordinary shares in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling shareholders may offer. Each time securities are offered, we or the selling shareholder, as applicable, will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We and/or the selling shareholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents and the selling shareholders reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we or the selling shareholders, if applicable, will provide each time securities are offered, will provide the names of any underwriters, dealer or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Unless we state otherwise or the context otherwise requires, references to "OMAM" refer to OM Asset Management plc and for all periods after our reorganization (as described in this report, which we refer to as the Reorganization), references to the "Company" refer to OMAM, and references to "we," "our" and "us" refer to OMAM and its consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations, after giving effect to the Reorganization. For all periods prior to the Reorganization, references to the "Company" refer to Old Mutual (US) Holdings Inc., or OMUSH, a Delaware corporation and indirect, wholly owned subsidiary of OMAM, and references to "we," "our" and "us" refer to OMUSH and its predecessors and their respective consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations. For periods subsequent to the Reorganization, references to the holding company excluding the Affiliates refer to OMAM Inc., or OMUS, a Delaware corporation and indirect, wholly owned subsidiary of OMAM. Unless we state otherwise or the context otherwise requires, references to "Affiliates" or an "Affiliate" refer to the boutique asset management firms in which we have an ownership interest, and references to our Affiliates' sponsored investment entities are "Funds." References to our "Parent" refer to Old Mutual plc. None of the information in this Registration Statement constitutes either an offer or a solicitation to buy or sell any of our Affiliates' products or services, nor is any such information a recommendation for any of our Affiliates' products or services.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, as well as all of the risk factors described in our other filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K filed with the SEC on March 30, 2015 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. The risks and uncertainties described in our SEC filings are not the only ones facing us. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. If any such event does occur, you may lose all or part of your original investment in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, accordingly, file annual, quarterly and current reports, proxy statements and other information, with the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy any document we have filed or may file in the future at the SEC's public reference facility in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

We also maintain a website at www.omam.com, through which you can access our filings with the SEC. The information set forth on or accessible from our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of this registration statement and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 30, 2015;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed on May 15, 2015 and August 14, 2015, respectively;

•	our Current Report on Form 8-K filed on May 5, 2015;

•
the portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2015 that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 only; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 2014.
Any statement contained in a document incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations at (617) 369-7300 or emailing at info@omam.com with a subject title “Request for Documents”.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.

Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the initial purchasers or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus. The forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

THE COMPANY

We are a diversified, multi-boutique asset management firm headquartered in London, UK. We operate our business through seven affiliate firms to whom we refer in this prospectus as our Affiliates. Through our Affiliates, we offer a diverse range of actively-managed investment strategies and products to institutional investors around the globe. While our Affiliates maintain autonomy in the investment process and the day-to-day management of their businesses, our strategy is to work with them to accelerate the growth and profitability of their firms.

We are incorporated in the United Kingdom. As of December 31, 2014, we had 1,147 full-time equivalent employees, of which 92 were employees of the Company and 1,055 were employees of our Affiliates.

Our principal executive offices and registered office are located at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, and our telephone number is +44-20-7002-7000. Our ordinary shares are listed on the New York Stock Exchange under the trading symbol "OMAM." Our Internet address is https://www.omam.com. Information on or accessible through our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. In the case of a sale of ordinary shares by a selling shareholder, we will not receive any proceeds from such sale.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement and any applicable free writing prospectus, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any applicable free writing prospectus that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued under the indenture between Wilmington Trust, National Association, as trustee, and us. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “-Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of OMAM.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information,” below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of OMAM. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of OMAM;

•	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

•	the price or prices at which OMAM will offer the debt securities;

•	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	if other than U.S. dollars, the currency or currencies of the debt securities;

•
whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

•	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	subordination provisions, if any, that will apply, to the extent different from those set forth below;

•	the form of note or other instrument representing the debt if not issued in book entry form; and

•	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

•	a change of control;

•	the incurrence of liens; and

•	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of debt securities. See “-Resignation of Trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

•	if we fail to pay when due any amounts on any senior indebtedness;

•	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

•	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

•	default for 30 days in the payment when due of interest on the debt securities;

•	default in payment when due of the principal of or any premium on the debt securities;

•	default in the performance or breach of various covenants after applicable notice and/or grace period; and

•	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to OMAM (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to OMAM and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture, except a continuing event of default in payment of interest or premium on, or the principal of, the debt securities.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.
With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

•	such direction shall not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

•	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing;

•subject our properties or assets to a mortgage, pledge, lien, security interest or other encumbrance not permitted under the indenture unless we or such successor person has taken steps necessary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured thereby; and

•we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for the Company as obligor for the Debt Securities with the same effect as if it had been named in the indenture as the Company.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that OMAM and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

•
to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence the succession of another person to OMAM and that person’s assumption of OMAM’s covenants;

•	to add to OMAM’s covenants;

•	to add any additional events of default;

•	to secure the debt securities;

•	to add guarantors under the Indenture;

•	to establish the form or terms of debt securities;

•	to evidence the appointment of a successor trustee under the indenture;

•	to close the indenture with respect to authentication and delivery of additional series of debt securities;

•	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities; or

•
to conform any provision of the Indenture or any debt securities to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or any related guarantees or security documents.

The indenture will provide that OMAM and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest on, any debt security;

•	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default:

•	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

•	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the state of New York.

Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

•
we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

•	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of OMAM;

•
we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of OMAM’s exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

•	OMAM has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a Holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

•	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

•	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

•	if we determine that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and neither we nor the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the Holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

DESCRIPTION OF ORDINARY SHARES

For purposes of this description, references to “we”, “our”, and “us” refer only to OMAM and not to its subsidiaries.

The following is a summary of the rights and preferences of our ordinary shares and the related provisions of our articles of association, as in effect on the date hereof. While we believe that the following description covers the material terms of our share capital, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of association, which is included as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the U.K. Companies Act 2006. The following description of our share capital is also subject to and qualified by the rights of our Parent under the Shareholder Agreement. See “Shareholder Agreement”.

As of the date of this prospectus, we had issued 120,536,829 of our ordinary shares, nominal value $0.001, held by two shareholders of record.

Ordinary Shares

Dividend Rights

Subject to the provisions of English law and any preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors and our Parent, for so long as its approval is required, may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the due date of payment of such dividend shall, if the Board of Directors so resolves, be forfeited and shall revert to us. In addition, the payment by our Board of Directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting Rights

Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares have no cumulative voting rights. Subject to any rights or restrictions attached to any shares on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid. The directors may from time to time make calls on shareholders in respect of any amounts unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Preemptive Rights

There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in “-Differences in Corporate Law-Preemptive Rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons, unless shareholders disapply such rights by a special resolution at a shareholders' meeting. These pre-emption rights were dis-applied by our shareholder prior to completion of the initial public offering and we shall propose equivalent resolutions in the future once the initial period of dis-application has expired. However, OMGUK will have pre-emption rights, subject to certain exceptions, until it ceases to own at least 7% of our outstanding ordinary shares. In any circumstances where the pre-emption rights have not been dis-applied, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or Redemption Rights

Our ordinary shares are neither convertible nor redeemable, provided that our Board of Directors has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.

Liquidation Rights

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variation of Rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of 3/4 in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

Our Board of Directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days' notice provided by our Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our Board of Directors. None of our ordinary shares to be sold in this offering will be subject to a capital call.

Transfer of Shares

Our share register is maintained by our transfer agent, Computershare. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company, or DTC, is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

•
not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	a Default Share where the holder has failed to provide the required details to us under “-Other English Law Considerations-Disclosure of Interests in Shares”;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

Under English law and our articles of association, there are no limitations on the right of non-residents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing

Our ordinary shares are listed on the New York Stock Exchange under the symbol “OMAM.”

Preferred Ordinary Shares

Our Board of Directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and a special resolution of the ordinary shareholders to amend the articles of association (and dis-apply pre-emption rights, if not already dis-applied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. There are not presently any preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Registration Rights

We are party to a registration rights agreement with our Parent, pursuant to which our Parent may require us, beginning after the first anniversary of the consummation of our initial public offering, to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by our Parent and its subsidiaries with expected aggregate gross proceeds of at least $50 million. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement, upon any request made by our Parent after the first anniversary of the consummation of our initial public offering. In addition, our Parent has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We will be responsible for the expenses associated with any sale under the agreement by our Parent, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. Our Parent may assign its rights under the registration rights agreement to any transferee who acquires not less than 7% of our outstanding ordinary shares from our Parent.

We are party to a registration rights agreement with certain of our employees who received restricted ordinary shares pursuant to an exchange program described in “Compensation Discussion and Analysis-Compensation Plans Expected Post-Offering-Exchange from Old Mutual plc Restricted Shares”. Pursuant to the employee registration rights agreement, we will be obligated to file a shelf registration statement promptly after the first year anniversary of the consummation of the initial public offering to cover the restricted ordinary shares issued to the employees in the exchange program. We will be responsible for the expenses associated with registering the ordinary shares and maintaining the effectiveness of the shelf registration statement but will not be obligated to assist with any sale of the ordinary shares by the employees.

Articles of Association and English Law Considerations

Directors

Number

Unless and until we, in a general meeting of our shareholders, otherwise determine, the number of directors shall not be more than nine and shall not be less than two. While our Board of Directors is currently set at seven, pursuant to the Shareholder Agreement, our Parent has the right to increase the size of our Board of Directors to nine. Directors may be appointed by any ordinary resolution of shareholders or by the board. A director appointed by the board holds office until the following annual general meeting and if not re-appointed at such annual general meeting shall vacate office at its conclusion.

Borrowing Powers

Under our directors' general power to manage our business, our directors may exercise all the powers of the Company to borrow money, to indemnify and to mortgage or charge our undertaking, property, assets (present and future) and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Directors' Interests and Restrictions

The following discussion should be read in conjunction with “Certain Relationships and Related Party Transactions”.

Our Board of Directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to us for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our Board of Directors.

Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any entity promoted by us or in which we are otherwise interested and that director shall not, by reason of his or her office, be accountable to us for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

Except as provided in our articles of association, a director shall not vote at a meeting of the directors on any resolution concerning a matter in which he or she has, directly or indirectly, an interest, other than (i) an interest in our shares or debentures or other securities, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in the following paragraph, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•
the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of us or any of our subsidiary undertakings;

•
the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiary undertakings for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•
any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiary undertakings for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

•
any contract, arrangement, transaction or proposal concerning any other corporate entity in which he or she or any person connected with him or her is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest representing one percent or more of the issued shares of any class of such corporate entity (or of any corporate entity through which his or her interest is derived) or of the voting rights available to shareholders of the relevant corporate entity;

•
any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees' share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

•	any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

•
any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

•	any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting as noted above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

If any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his or her agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or, where the interest concerns the chairman, to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration

Each of the directors may (in addition to any amounts payable as described below or under any other provision of our articles of association) be paid out of our funds such fees as the directors may from time to time determine.

Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

Each director may be paid his or her reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of our Company's business or in the discharge of his or her duties as a director.

Pensions and Other Benefits

The directors may exercise all of the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, us or any entity that is or has been a subsidiary of ours or a predecessor of our business or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and Retirement of Directors

The directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director so long as the total number of directors shall not exceed nine. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

We may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed nine.

Our Parent shall have the right to appoint directors in the number and the manner contemplated by the Shareholder Agreement. Any appointment or removal of a director nominated by the Parent, or a Parent Director, shall be made by notice in writing to us and such appointment or removal shall have effect from the date of delivery of such notice or the date (if any) specified in such notice.

Directors other than Parent Directors may be appointed for a fixed term, following which that director shall retire. A retiring director shall be eligible for re-election, provided that if he or she is not elected or deemed to be re-elected, he or she shall hold office until the next annual general meeting elects someone in his place or, if it does not do so until the end of that meeting.

If we, at the meeting at which a director retires, do not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and not passed.

Indemnity of Directors

Under our articles of association, and subject to the provisions of the Companies Act 2006, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, as described in “-Differences in Corporate Law-Liability of Directors and Officers.”

Shareholders' Meetings

Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. The arrangements for the calling of general meetings are described in “-Differences in Corporate Law-Notice of General Meetings.” No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder shall be a quorum for all purposes.

Requisitioning Shareholder Meetings

If any shareholder requests, in accordance with the provisions of the Companies Act 2006, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must (in addition to any other statutory requirements):

•
set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the Articles), together with details of all interests held by it or him (and their associated persons) in us;

•
if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend the Articles, the complete text of the proposed amendment; and

•
set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the board of directors all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Governing Law and Jurisdiction

The rights of our shareholders and any issues arising out of our articles of association will generally be governed by English law, and the English courts shall have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against us or our directors. For shareholders who hold our shares through DTC, your rights will also be governed by the rules and procedures of DTC and the terms of the relationship between you and the bank, broker or other financial institution through which you hold your interest.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

U.K. City Code on Takeovers and Mergers

At this time, we do not expect the Takeover Code to apply to us on the basis that the Takeover Panel has confirmed that, on the basis of our planned board of directors, it does not consider the Takeover Code to apply to the Company, although that position is subject to change if our center of management and control is subsequently found to move to the U.K. If, at the time of a takeover offer, the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

•
who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested,

•
the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.

Notwithstanding the foregoing paragraph and the assumption that the Takeover Code does not apply to us, the Articles contain provisions restricting, in specified circumstances, certain transactions which would have an equivalent effect to a trigger of the mandatory offer rules set out in Rule 9 of the Takeover Code.

In particular, the Articles provide that if a person breaches any of the triggers for a mandatory offer under Rule 9 of the Takeover Code, or a Limit, or is otherwise involved in an acquisition prohibited by the Articles, then unless such breach is a result of certain specified permitted acquisitions, that person will be in breach of the Articles.

If the board believes that a breach of a Limit or the Articles has occurred it shall be permitted to take such actions as it in its absolute discretion sees fit, including (i) requiring any person appearing to be interested in our shares to provide such information as the board considers appropriate to make its necessary determinations, (ii) determining that the voting rights in relation to shares which are in excess of the Limit, or which otherwise triggered a breach of the Articles are for a particular time incapable of being exercised, (iii) determining that no transfer of any such excess shares shall be registered, (iv) determining that some or all of such excess shares will not carry any rights to dividends for a definite or indefinite period, or (v) taking such other action as the board thinks fit for the purpose of ensuring compliance with the Articles.

The Articles further provide, however, that an acquisition of shares in breach of a Limit will be permitted if the relevant person who breached the Limit (or any person connected with it or him) completes the making and implementation of a mandatory offer to acquire all of our shares, provided (amongst other things) that the Board has consented to the acquisition, or the acquisition is pursuant to an offer made by or on behalf of the acquiring person that is recommended by the Board.

If a mandatory offer is made in accordance with the requirements of the Articles and, notwithstanding that we may not at that time be subject to the provisions of the Takeover Code, the Articles provide that the Board shall have full authority to determine the application of the relevant provisions of the Articles by reference to the deemed application of the relevant parts of the Takeover Code. Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to us) and the Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with the relevant provisions of the Articles.

Notification of Interests in Shares

Pursuant to our articles of association, any shareholder who has a notifiable interest in our share capital (being an interest at any time when the aggregate nominal value of the shares in which he or she is interested is equal to or more than 3 percent of the aggregate nominal value of our issued share capital) shall be required to notify us of that interest:

•	immediately after the relevant time he or she acquires that interest, if he or she did not have such an interest immediately before that time;

•	immediately after the relevant time he or she ceases to have that interest, if he or she did have a notifiable interest immediately before that time; or

•	if he or she had a notifiable interest immediately before the relevant time and has such an interest immediately after it, but the percentage levels are not the same.

Any notification required to be made in accordance with the Articles must be made in writing by us within the period of two days next following the day on which that obligation arises. The notification must specify our share capital to which it relates and provide details of the number of shares comprised in that share capital immediately after the notification obligation arose, or otherwise state that the person no longer has a notifiable interest.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person's interest and (so far as is within such person's knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or Default Shares, a court may order, or we may direct, that in respect of the Default Shares:

•	the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

•
any dividend or distribution or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant person of shares other than approved transfers may be registered (unless such transfer is approved in accordance with the terms of our articles of association or such person is not in default and the transfer does not relate to Default Shares), and/or (c) any shares held by the relevant person in uncertificated form shall be converted into certificated form, and/or (d) the Default Shares are transferred to a person(s) procured by us.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the New York Stock Exchange is not a “recognized investment exchange” under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by us of our ordinary shares will give rise to U.K. stamp duty currently at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us.

Differences in Corporate Law

Certain provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

England and Wales	Delaware

Number of Directors
Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company's articles of association. Our articles of association provide that the maximum number of directors is nine.

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days' notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except:
      (i)  in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and
      (ii)  in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Board of Directors

England and Wales	Delaware
Under English law, the procedure by which directors (other than a company's initial directors) are appointed is generally set out in a company's articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Shareholder Action by Written Consent
A public company can only pass a shareholders' resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Annual General Meeting
Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company's annual accounting reference date.
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the by-laws.

Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may order a meeting to be held upon the application of any stockholder or director.

General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

England and Wales	Delaware
Notice of General Meetings
Under the Companies Act 2006, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days' notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Proxy
Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Issues of New Shares

Under the Companies Act 2006, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company's articles of association, or (ii) a resolution of the company's shareholders.
Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable.

Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

England and Wales	Delaware
Reduction of Share Capital
Under the Companies Act 2006, a public company may reduce or cancel its issued share capital in accordance with the provisions of the Companies Act 2006 if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.
The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the Companies Act 2006 (i.e. £50,000, of which at least one quarter must be fully paid up).

Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the certificate of incorporation otherwise provides. Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.

Preemptive Rights
Under the Companies Act 2006, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation's capital stock.

Bonus Issue of Shares
Under the Companies Act 2006, if a company's articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the Companies Act 2006.
Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation's capital stock.

England and Wales	Delaware
Distributions and Dividends

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself , at the time it is made, does not reduce the amount of net assets to less than that total.
Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company's unrealized uncapitalised profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.
The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the “relevant accounts” of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company's most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.
Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company's profits, losses, assets and liabilities, include appropriate provisions, and include details of the company's share capital and reserves (including undistributable reserves).
The process for declaring and paying dividends is usually set out in a company's articles of association. Typically these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company's annual general meeting), and (b) interim dividends can be decided solely by the board of directors.
Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

England and Wales	Delaware
Repurchases and Redemptions of Shares

Under English law, a company is free to purchase its own shares, unless its articles of association expressly prohibit or limit share buybacks. A company's articles may also provide that repurchased shares are either cancelled or held as treasury shares.
A share repurchase can be funded either out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.
Any repurchase of a company's shares will require shareholder approval. For an “off-market” purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of a special resolution). For a “market” purchase, the repurchase must be approved by an ordinary resolution of the shareholders (unless the company's articles require a higher percentage), and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting.
A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association (and the articles can be amended by way of special resolution if necessary for these purposes). Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the Companies Act 2006, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.
Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

England and Wales	Delaware
Liability of Directors and Officers
Under the Companies Act 2006, any provision (whether contained in a company's articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.
In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person's conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company's articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company's articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

England and Wales	Delaware

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.

These arrangements require:

● the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Director
Under English law, a director owes various statutory and fiduciary duties to the company, including:

● to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

● to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
● to act in accordance with the company's constitution and only exercise his or her powers for the purposes for which they are conferred;

● to exercise independent judgment;
● to exercise reasonable care, skill and diligence;

● not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and

● a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

England and Wales	Delaware
Shareholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management.
Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

● state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

● allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

● state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Inspection of Books and Records
Under the Companies Act 2006, shareholders have rights including the right to:

● inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;

● inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;

● receive copies of the company's annual report and accounts for each financial year;

● receive notices of general meetings of the company.
A company's articles of association must be registered at Companies House and are therefore open to public inspection.
Shareholders do not have any right to inspect board minutes of the company.

Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation's stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary's books and records, to the extent that:
(a) the corporation has actual possession and control of such records of such subsidiary; or
(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
(1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
(2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

England and Wales	Delaware
Amendments of Constituent Documents
Under the Companies Act 2006, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting. A special resolution under English law requires the approval of not less than 75% of the votes cast at a general meeting at which a quorum is present.

Under Delaware law, corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

SELLING SHAREHOLDERS

The selling shareholders may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement 80,473,625 of our ordinary shares beneficially owned by them on the date hereof. The selling shareholders may sell all, a portion or none of the shares registered under the registration statement of which this prospectus forms a part. The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

Each selling shareholder has advised us that notwithstanding its inclusion as a selling shareholder in this prospectus, it may continue to evaluate whether to make purchases of our ordinary shares. Such purchases, if any, would be in accordance with the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholder list and the securities that may be resold. Selling shareholders may not sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder, any relationship any selling shareholder has had with us in the three years prior to any such sale, the total number of ordinary shares held by each selling shareholder before and after the sale and the number of ordinary shares being offered for resale by such selling shareholder in a subsequent prospectus supplement.

The table below describes certain selling shareholders’ beneficial ownership of ordinary shares (i) as of the date of this prospectus, and (ii) assuming the selling shareholder has sold all of the ordinary shares beneficially owned by such selling stockholder that may be offered. Information about additional selling shareholders, if any, including their identities and the ordinary shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

For purposes of this table, beneficial ownership is determined by rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after November 1, 2015, through the exercise of any stock option or other right.

	Number of Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares that may be sold in this Offering(1)	Ordinary Shares Beneficially Owned After this Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Old Mutual plc	79,260,859	65.8%	79,260,859	—	—%
______________________

(1) The selling shareholders may sell all, a portion or none of the shares included in this column.

(2) The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

(3) Amounts shown reflect the aggregate number of our ordinary shares held by Old Mutual plc based solely on information set forth in a Schedule 13G/A filed with the SEC on June 23, 2015. Old Mutual plc reported sole voting a dispositive power over all of the 79,260,859 ordinary shares. Old Mutual plc owns its ordinary shares indirectly through OM Group (UK) Limited, its wholly owned subsidiary. The address of Old Mutual plc is 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG.

PLAN OF DISTRIBUTION

We and/or a selling shareholder may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The selling shareholder may be deemed to be an underwriter, as defined in Section 2(a)(11) of the Securities Act of 1933, as amended. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we and/or the selling shareholder inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we and/or the selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We and/or the selling shareholder will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The selling shareholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling shareholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Direct Sales and Sales Through Agents

We and/or the selling shareholder may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we and/or the selling shareholder will name any agent involved in the offer or sale of the offered securities, and we and/or the selling shareholder will describe any commissions payable to the agent. Unless we and/or the selling shareholder inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or the selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We and/or the selling shareholder will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

The selling shareholder is a limited partnership. To the extent that it makes a pro rata in-kind distribution of the ordinary shares to its partners pursuant to the registration statement of which this prospectus is a part by delivering a prospectus and such partners are not affiliates of ours, such partners would thereby receive freely tradable ordinary shares pursuant to the distribution.

If we and/or the selling shareholder so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or the selling shareholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us and/or the selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities and other certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York and Morgan, Lewis & Bockius (UK) LLP, London, UK.
EXPERTS
The consolidated financial statements of OM Asset Management plc as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the registration of the securities being registered hereby:

SEC Registration Fee	$201,400
FINRA filing fee	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$201,400

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our articles of association provide that, subject to the Companies Act 2006, we shall indemnify, out of our assets, any director of the Company or any associated company against all losses, liabilities and expenditures which he or she may sustain or incur in the execution of the duties of his or her office or otherwise in relation thereto.

The relevant provisions under the Companies Act 2006 are sections 205, 206, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 205 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him or her in defending any criminal or civil proceedings or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by an innocent nominee) or section 1157 (as described below). Such financial assistance must be repaid if the director is convicted in the proceedings, judgment is found against such director in the proceedings or the court refuses to grant the relief on the application.

Section 206 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him or her in defending in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the company or an associated company.

Section 232 provides that any provision that purports to exempt a director from liability for negligence, default, breach of duty or breach of trust by him or her in relation to the company is void. Any provisions by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or an associated company against any such liability is also void unless it is a qualifying third-party indemnity provision (as described below).

Notwithstanding the provisions of section 232 above, section 233 permits liability insurance, commonly known as directors' and officers' liability insurance, to be purchased and maintained by a company against liability of its directors for negligence, default, breach of duty or breach of trust in relation to a company or an associated company.

Pursuant to section 234, an indemnity is a qualifying third-party indemnity as long as it does not provide any indemnity against (i) any liability incurred by the director to the company or to any associated company; (ii) any liability incurred by the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); and (iii) any liability incurred by the director in defending criminal proceedings in which he or she is convicted, civil proceedings brought by the company or an associated company in which judgment is given against such director, or where the court refuses to grant such director relief under an application under sections 661(3) and 661(4) (acquisition of shares by an innocent nominee) or its power under section 1157 (as described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational pension scheme, and such indemnity provides protection against liability incurred in connection with the company's activities as trustee of the scheme.

Any indemnity provided under section 234 or section 235 in force for the benefit of one or more directors of the company or an associated company must be disclosed in the directors' annual report in accordance with section 236 and copies of such indemnification provisions (or, if not in writing, a written memorandum setting out their terms) must be made available for inspection by members of the company at the company's registered office in accordance with section 237 (and every member of the company has a right to inspect and request such copies under section 238).

Section 1157 provides that in proceedings against an officer of a company for negligence, default, breach of duty or breach of trust, the court may relieve such officer, either wholly or in part, from liability, on such terms as it thinks fit, if it appears to the court that such officer may be liable but acted honestly and reasonably and that having regard to all the circumstances of the case, such officer ought fairly to be excused. Further, an officer who has reason to apprehend that a claim of negligence, default, breach of duty or breach of trust will or might be made against him or her, such officer may apply to the court for relief, and the court will have the same power to relieve such officer as it would if the proceedings had actually been brought.

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

We will obtain and expect to continue to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have powers to indemnify such person against such liability under the provisions of English law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.		Description

1.1	***	Form of Underwriting Agreement

3.1	**	Memorandum of Association, incorporated herein by reference to Exhibit 3.1 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

3.2	**	Articles of Association, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 5, 2015.

4.1	**	Specimen Ordinary Share Certificate, incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

4.2	*	Form of Senior or Subordinated Indenture.

4.3	***	Form of Senior Debt Security

4.4	***	Form of Subordinated Debt Security

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

5.2	*	Opinion of Morgan, Lewis & Bockius (UK) LLP.

10.1	**
Revolving Credit Agreement, dated October 15, 2014, by and among OM Asset Management plc, certain lenders, and Citibank N.A., as administrative agent, with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runners and joint lead arrangers, incorporated herein by reference to Exhibit 10.7 to Current Report on Form 8-K filed on October 20, 2014.

10.2	**	Employment Agreement with Peter L. Bain, incorporated herein by reference to Exhibit 10.2 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.3	**	Employment Agreement with Linda T. Gibson, incorporated herein by reference to Exhibit 10.3 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.4	**	OM Asset Management plc Equity Incentive Plan, incorporated herein by reference to Exhibit 10.4 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.5	**
Seed Capital Management Agreement, dated October 8, 2014, by and among Old Mutual (US) Holdings Inc., Old Mutual plc and certain of its affiliates, Millpencil Limited, Millpencil (U.S.) LP, and MPL (UK) Limited, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 20, 2014.

10.6	**
Co-Investment Deed, dated October 8, 2014, by and between OM Asset Management plc and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 20, 2014.

10.7	**
Intellectual Property License Agreement, dated October 8, 2014, by and among OM Asset Management plc, Old Mutual plc, and Old Mutual Life Assurance Company (South Africa) Ltd., incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 20, 2014.

Exhibit No.		Description
10.8	**
Deferred Tax Asset Deed, dated October 8, 2014, by and between OM Asset Management plc and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on October 20, 2014.

10.9	**
Registration Rights Agreement, dated October 8, 2014, by and among OM Asset Management plc, Old Mutual plc, and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.5 to Current Report on Form 8-K filed on October 20, 2014.

10.10	**
Shareholder Agreement, dated October 8, 2014, by and between OM Asset Management plc and Old Mutual plc, incorporated herein by reference to Exhibit 10.6 to Current Report on Form 8-K filed on October 20, 2014.

10.11	**	Form of Deed of Indemnity for Directors, incorporated herein by reference to Exhibit 10.11 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.12	**
Limited Liability Company Agreement of Barrow, Hanley, Mewhinney & Strauss, LLC, effective January 12, 2010, incorporated herein by reference to Exhibit 10.12 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.13	**
Fifth Amended and Restated Limited Liability Company Agreement of Acadian Asset Management LLC, effective August 14, 2014, incorporated herein by reference to Exhibit 10.13 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.14	**
OM Asset Management plc Non-Employee Directors’ Equity Incentive Plan, incorporated herein by reference to Exhibit 10.14 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.15	**	Form of Management Registration Rights Agreement, incorporated herein by reference to Exhibit 10.15 to Registration Statement No. 333-197106 on Form S-1 filed on September 10, 2014.

10.16	**	Form of Restricted Stock Unit Award Agreement for Employees, incorporated herein by reference to Exhibit 10.17 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.17	**	Form of Restricted Stock Award Agreement for Employees, incorporated herein by reference to Exhibit 10.16 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.18	**
Form of Restricted Stock Unit Award Agreement for Non-Employee Directors, incorporated herein by reference to Exhibit 10.18 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.19	**
Form of Restricted Stock Unit Award Agreement for Canadian Employees, incorporated herein by reference to Exhibit 10.19 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.2	**
Form of Restricted Stock Unit Award Agreement for Hong Kong Employees, incorporated herein by reference to Exhibit 10.20 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.21	**	Form of Restricted Stock Unit Award Agreement for U.K. Employees, incorporated herein by reference to Exhibit 10.21 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.22	**	Form of Deed poll Instrument, incorporated herein by reference to Exhibit 10.22 to Registration Statement No. 333-197106 on Form S-1 filed on October 6, 2014.

Exhibit No.		Description
10.23	**
First Amendment to the Seed Capital Management Agreement, dated December 31, 2014, by and among Old Mutual (US) Holdings Inc., together with its successors; Old Mutual plc and certain of its affiliates, Millpencil Limited, Millpencil (US) LP, and MLP (UK) Limited, incorporated herein by reference to Exhibit 10.23 to Form 10-K filed on March 30, 2015.

12.1	***	Computation of Ratio/Deficiency of Earnings to Fixed Charges.

23.1	*	Consent of KPMG LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3	*	Consent of Morgan, Lewis & Bockius (UK) LLP (including in Exhibit 5.2).

24	*	Power of Attorney

25.1	*	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee
________________________________

*    Filed herewith

**    Previously filed.

***    To be filed by Amendment or pursuant to a Current Report on Form 8-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration or any material change to such information in the registration statement;
Provided, however,  that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)if the registrant is relying on Rule 430B:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned  registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 3rd day of November, 2015.

OM Asset Management plc
By:	/s/ PETER L. BAIN
Peter L. Bain
President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ STEPHEN H. BELGRAD
Stephen H. Belgrad
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter L. Bain and Stephen H. Belgrad, and each or either of them, his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES J. RITCHIE	Chairman of the Board	November 3, 2015
James J. Ritchie

/s/ PETER L. BAIN	President, Chief Executive Officer, and Director	November 3, 2015
Peter L. Bain

/s/ STEPHEN H. BELGRAD	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2015
Stephen H. Belgrad

/s/ DONALD J. SCHNEIDER	Director	November 3, 2015
Donald J. Schneider

/s/ IAN D. GLADMAN	Director	November 3, 2015
Ian D. Gladman

/s/ KYLE PRECHTL LEGG	Director	November 3, 2015
Kyle Prechtl Legg

/s/ JOHN D. ROGERS	Director	November 3, 2015
John D. Rogers

/s/ STEPHEN H. BELGRAD	Authorized Representative in the United States	November 3, 2015
Stephen H. Belgrad

INDEX TO EXHIBITS

Exhibit No.		Description

1.1	***	Form of Underwriting Agreement

3.1	**	Memorandum of Association, incorporated herein by reference to Exhibit 3.1 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

3.2	**	Articles of Association, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 5, 2015.

4.1	**	Specimen Ordinary Share Certificate, incorporated herein by reference to Exhibit 4.1 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

4.2	*	Form of Senior or Subordinated Indenture

4.3	***	Form of Senior Debt Security.

4.4	***	Form of Subordinated Debt Security.

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

5.2	*	Opinion of Morgan, Lewis & Bockius (UK) LLP.

10.1	**
Revolving Credit Agreement, dated October 15, 2014, by and among OM Asset Management plc, certain lenders, and Citibank N.A., as administrative agent, with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book runners and joint lead arrangers, incorporated herein by reference to Exhibit 10.7 to Current Report on Form 8-K filed on October 20, 2014.

10.2	**	Employment Agreement with Peter L. Bain, incorporated herein by reference to Exhibit 10.2 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.3	**	Employment Agreement with Linda T. Gibson, incorporated herein by reference to Exhibit 10.3 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.4	**	OM Asset Management plc Equity Incentive Plan, incorporated herein by reference to Exhibit 10.4 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.5	**
Seed Capital Management Agreement, dated October 8, 2014, by and among Old Mutual (US) Holdings Inc., Old Mutual plc and certain of its affiliates, Millpencil Limited, Millpencil (U.S.) LP, and MPL (UK) Limited, incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on October 20, 2014.

10.6	**
Co-Investment Deed, dated October 8, 2014, by and between OM Asset Management plc and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 20, 2014.

10.7	**
Intellectual Property License Agreement, dated October 8, 2014, by and among OM Asset Management plc, Old Mutual plc, and Old Mutual Life Assurance Company (South Africa) Ltd., incorporated herein by reference to Exhibit 10.3 to Current Report on Form 8-K filed on October 20, 2014.

Exhibit No.		Description
10.8	**
Deferred Tax Asset Deed, dated October 8, 2014, by and between OM Asset Management plc and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.4 to Current Report on Form 8-K filed on October 20, 2014.

10.9	**
Registration Rights Agreement, dated October 8, 2014, by and among OM Asset Management plc, Old Mutual plc, and OM Group (UK) Limited, incorporated herein by reference to Exhibit 10.5 to Current Report on Form 8-K filed on October 20, 2014.

10.10	**
Shareholder Agreement, dated October 8, 2014, by and between OM Asset Management plc and Old Mutual plc, incorporated herein by reference to Exhibit 10.6 to Current Report on Form 8-K filed on October 20, 2014.

10.11	**	Form of Deed of Indemnity for Directors, incorporated herein by reference to Exhibit 10.11 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.12	**
Limited Liability Company Agreement of Barrow, Hanley, Mewhinney & Strauss, LLC, effective January 12, 2010, incorporated herein by reference to Exhibit 10.12 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.13	**
Fifth Amended and Restated Limited Liability Company Agreement of Acadian Asset Management LLC, effective August 14, 2014, incorporated herein by reference to Exhibit 10.13 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.14	**
OM Asset Management plc Non-Employee Directors’ Equity Incentive Plan, incorporated herein by reference to Exhibit 10.14 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.15	**	Form of Management Registration Rights Agreement, incorporated herein by reference to Exhibit 10.15 to Registration Statement No. 333-197106 on Form S-1 filed on September 10, 2014.

10.16	**	Form of Restricted Stock Unit Award Agreement for Employees, incorporated herein by reference to Exhibit 10.17 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.17	**	Form of Restricted Stock Award Agreement for Employees, incorporated herein by reference to Exhibit 10.16 to Registration Statement No. 333-197106 on Form S-1 filed on September 8, 2014.

10.18	**
Form of Restricted Stock Unit Award Agreement for Non-Employee Directors, incorporated herein by reference to Exhibit 10.18 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.19	**
Form of Restricted Stock Unit Award Agreement for Canadian Employees, incorporated herein by reference to Exhibit 10.19 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.2	**
Form of Restricted Stock Unit Award Agreement for Hong Kong Employees, incorporated herein by reference to Exhibit 10.20 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.21	**	Form of Restricted Stock Unit Award Agreement for U.K. Employees, incorporated herein by reference to Exhibit 10.21 to Registration Statement No. 333-197106 on Form S-1 filed on September 18, 2014.

10.22	**	Form of Deed poll Instrument, incorporated herein by reference to Exhibit 10.22 to Registration Statement No. 333-197106 on Form S-1 filed on October 6, 2014.

Exhibit No.		Description
10.23	**
First Amendment to the Seed Capital Management Agreement, dated December 31, 2014, by and among Old Mutual (US) Holdings Inc., together with its successors; Old Mutual plc and certain of its affiliates, Millpencil Limited, Millpencil (US) LP, and MLP (UK) Limited, incorporated herein by reference to Exhibit 10.23 to Form 10-K filed on March 30, 2015.

23.1	*	Consent of KPMG LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3	*	Consent of Morgan, Lewis & Bockius (UK) LLP (included in Exhibit 5.2)

24	*	Power of Attorney

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee
________________________________

*    Filed herewith

**    Previously filed.

***    To be filed by Amendment or pursuant to a Current Report on Form 8-K.